Exhibit 10.16

GOAA DATE 12/20/2017

ITEM NO. 5GG

DOCUMENTARY # 9893

FIFTH AMENDMENT TO THE
RAIL LINE EASEMENT AGREEMENT

THIS FIFTH AMENDMENT TO THE RAIL LINE EASEMENT AGREEMENT (the “Fifth Amendment”) is made by and among the CITY OF ORLANDO, a municipal corporation created by and existing under the laws of the State of Florida, whose address is P.O. Box 4990, 400 S. Orange Avenue, Orlando, Florida 32802-4990 (the “City”) and THE GREATER ORLANDO AVIATION AUTHORITY, a public and governmental body created as an agency of the City, existing under and by virtue of the laws of the State of Florida, whose mailing address is One Jeff Fuqua Boulevard, Orlando, Florida 32827-4399 (the “Authority”), and ALL ABOARD FLORIDA – OPERATIONS LLC, a Delaware limited liability company authorized to conduct business in Florida, whose mailing address is 2855 LeJeune Road, 4th Floor, Coral Gables, Florida, 33134 (“Rail Company”).

W I T N E S S E T H :

WHEREAS, City, Authority and Rail Company entered into that certain Rail Line Easement Agreement with an effective date of January 22, 2014 (the “Agreement”), that certain First Amendment To The Rail Line Easement Agreement with an effective date of October 3, 2014 (the “First Amendment”), that certain Second Amendment To The Rail Line Easement Agreement with an effective date of October 26, 2015 (the “Second Amendment”) that certain Third Amendment To The Rail Line Easement Agreement with an effective date of December 21, 2015 (the “Third Amendment”), and that certain Fourth Amendment To The Rail Line Easement Agreement with an effective date of January 30, 2017 (the “Fourth Amendment”); and

WHEREAS, City, Authority and Rail Company entered into that certain Escrow Extension Agreement with an effective date of December 23, 2015 (the “Original Escrow Extension Agreement”), as amended by that certain First Amendment to Escrow Extension Agreement with an effective date of January 30, 2017 (the “First Amendment to Escrow Extension Agreement”) , as further amended by that certain Second Amendment To Escrow Extension Agreement (the “Second Amendment to Escrow Extension Agreement”);

WHEREAS, the Original Escrow Extension Agreement, as amended by the First Amendment to Escrow Extension Agreement and the Second Amendment to Escrow Extension Agreement is hereinafter referred to as the Escrow Extension Agreement; and

WHEREAS, pursuant to that certain Amended and Restated Operation and Use Agreement dated August 31, 2015, the Authority controls, operates, and maintains an airport in Orange County, State of Florida, known as Orlando International Airport (hereinafter referred to as the “Airport”); and

WHEREAS, the parties desire to amend the Agreement to extend the Escrow Term (as defined in the Agreement).

City Council Meeting: 12-11-17
Item: K-3 Documentary: 171211K03

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein set forth, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby expressly acknowledged, the parties hereto covenant and agree as follows:

1.          Recitals. The foregoing recitals are true and correct and are hereby incorporated as covenants and agreements and are made a part hereof.

2.          Definitions. Capitalized terms shall have the meaning ascribed to them in the Agreement, as amended in the Second Amendment, unless modified herein.

3.          Paragraph 6: Closing Procedures. Paragraph 6(b) of the Agreement is hereby deleted in their entirety and replaced with the following:

  (b) The conditions to be satisfied in order to release the escrow documents are set forth in Exhibit “11” hereto (the “Escrow Conditions”). Closing Agent shall hold all Escrow Documents in escrow from the date hereof until the earlier of the following dates (the Escrow Term”): (i) the satisfaction or waiver (any such waiver to be in the sole discretion of the waiving party) of the Escrow Conditions or (ii) June 30, 2018, as such date may be extended pursuant to the terms hereof or as may be amended by the parties in writing (the “Escrow Termination Date”). This extension is contingent upon the satisfaction of the conditions contained in Section 4(a) and (b) of the Second Amendment to the Escrow Extension Agreement on or before January 31, 2018 (the “Extension Conditions”). Failure of the Rail Company to satisfy the Extension Conditions will result in the Escrow Term expiring on January 31, 2018.

4.          Modification. Except as expressly amended and supplemented in the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and this Fifth Amendment all other terms of the Agreement shall remain in full force and effect as originally executed.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have each caused this First Amendment to be executed by its authorized representative on the date so indicated below.

“GOAA”
GREATER ORLANDO AVIATION AUTHORITY
ATTEST:
		By:	/s/ Phillip N. Brown
/s/ Dayci S. Burnette-Snyder			Phillip N. Brown, A.A.E.,
Dayci S. Burnette-Snyder,			Chief Executive Officer
Assistant Secretary
Date: 12/28/17, 201_

TWO WITNESSES:		APPROVED AS TO FORM AND LEGALITY this 26th day of December, 2017, for the use and reliance by the GREATER ORLANDO AVIATION AUTHORITY, only.

/s/ Anna Farmer
Printed Name:	Anna Farmer

/s/ Milagro Fragosa		Marchena and Graham, P.A., Counsel.
Printed Name:	Milagro Fragosa	By:	/s/ Marchena and Graham, P.A.
Marchena and Graham, P.A.

STATE OF FLORIDA
COUNTY OF ORANGE

Before me, the undersigned authority, duly authorized under the laws of the State of Florida to take acknowledgments, this day personally appeared Phillip Brown and Dayci S. Burnette- Snyder respectively Chief Executive Officer and Deputy Director of the Greater Orlando Aviation Authority, who are personally known to me to be the individuals and officers described in and who executed the foregoing instrument on behalf of said Greater Orlando Aviation Authority, and severally acknowledged the execution thereof to be their free act and deed as such officers and that they were duly authorized so to do.

In witness whereof, I have hereunto set my hand and official seal at Orlando, in the County of Orange, State of Florida, this 28 day of December, 2017.

/s/ Dayci S. Burnette-Snyder
My commission expires: 4/3/18	Notary Public

	NOTARY PUBLIC STATE OF FLORIDA	DAYCI S. BURNETTE-SNYDER Notary Public - State of Florida My Comm. Expires Apr 3, 2018 Commission # FF 86785 Bonded Through National Notary Assn.

ALL ABOARD FLORIDA – OPERATIONS LLC

ATTEST:	By:	/s/ Kolleen Cobb

Printed Name:	Printed Name:	Kolleen Cobb

Title:	Title:	Vice President

Date: December 12th, 2017

TWO WITNESSES:

/s/ Maria V. Rincon
Printed Name:	Maria V. Rincon

/s/ Brianna Hernandez
Printed Name:	Brianna Hernandez

STATE OF FLORIDA	)
COUNTY OF MIAMI-DADE	)

The foregoing instrument was acknowledged before me this 12th day of December, 2017 by Kolleen Cobb, as Vice President of  All Aboard Florida – Operations LLC, a Delaware limited liability company, on behalf of the limited liability company. He/She is personally known to me or produced a valid driver’s license as identification.

JESSICA PEREZ
NOTARY PUBLIC	MY COMMISSION # GG119202	/s/ Jessica Perez
STATE OF FLORIDA	EXPIRES: October 23, 2021	Notary Public
	Bonded Thru Notary Public Underwriters	Print name:

My commission expires:

CITY OF ORLANDO, FLORIDA, a Florida municipal corporation

ATTEST:
By:	/s/ Denise Aldridge	By:	/s/ Regina I. Hill
Printed Name:	Denise Aldridge	Printed Name:	Regina I. Hill
Title:	Orlando City Clerk	Title:	Mayor Pro Tem

[Official Seal]		Date:	12-14-17

TWO WITNESSES:		APPROVED AS TO FORM AND LEGALITY FOR THE USE AND RELIANCE OF THE CITY OF ORLANDO, ONLY, THIS 19 DAY OF Dec, 2017.

/s/ Elizabeth Davidson
Printed Name:	Elizabeth Davidson

/s/ Stephanie Herdocia		By:	/s/ Roy Payne
Printed Name:	Stephanie Herdocia	Title:	Chief Asst. City Attorney
Printed Name: